The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement      SUBJECT TO COMPLETION     January 13, 2009

                   Pricing Supplement dated January _, 2009
           to the Product Prospectus Supplement dated April 11, 2008, the Prospectus dated January 5, 2007 and
                the Prospectus Supplement dated February 28, 2007

  [RBC lOGO]                Royal Bank of Canada
                            Direct Investment Notes Linked to a Basket of
                            Infrastructure-Related Stocks


                                  GENERAL TERMS

     Royal Bank of Canada is offering the direct investment notes linked to the value of an equally-weighted basket of stocks (referred to herein as "direct investment notes" or the "notes") described below, which may be described in greater detail in the product prospectus supplement as well as the prospectus supplement attached to the prospectus. The prospectus dated January 5, 2007, the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated April 11, 2008, describe terms that will apply generally to the direct investment notes, including any notes you purchase. Capitalized terms used but not defined in this pricing supplement shall have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control. There is a substantial risk that the value of the payment you receive at maturity will be less than the principal amount of your notes and may be zero.

Issuer:                       Royal Bank of Canada ("Royal Bank").

Issue:                        Senior Global Medium-Term Notes, Series C

Underwriter:                  RBC Capital Markets Corporation

Basket: The Notes are linked to the value of an equally-weighted basket (the "Basket") of the common stocks of twenty companies (the "Underlying Stocks" and each, an "Underlying Stock"), comprising infrastructure-related stocks. Each Underlying Stock has a weighting of 5% of the overall basket. The initial value of the Basket will be calculated based on the closing prices of the Underlying Stocks on the Initial Valuation Date.

                              Underlying Stock                      Ticker                  Initial Stock Price
                              ----------------                      ------                  -------------------
                              EMCOR Group Inc.                       EME                            $ [ ]

                              Fluor Corporation                      FLR                            $ [ ]

                              Grainger (W.W.) Inc.                   GWW                            $ [ ]

                              Fastenal Company                       FAST                           $ [ ]

                              Quanta Services, Inc.                  PWR                            $ [ ]

                              Astec Industries, Inc.                 ASTE                           $ [ ]

                              Covanta Holding Corporation            CVA                            $ [ ]

                              Cummins Inc.                           CMI                            $ [ ]

                              Granite Construction Inc.              GVA                            $ [ ]

                              URS Corporation                        URS                            $ [ ]

                              Acuity Brands, Inc.                    AYI                            $ [ ]

                              Caterpillar Inc.                       CAT                            $ [ ]

                              Jacobs Engineering Group Inc.          JEC                            $ [ ]

                              Martin Marietta Materials, Inc.        MLM                            $ [ ]

                              Energy Conversion Devices, Inc.        ENER                           $ [ ]

                              The Shaw Group Inc.                    SGR                            $ [ ]


                              Terex Corporation                      TEX                            $ [ ]

                              Vulcan Materials Company               VMC                            $ [ ]

                              Evergreen Solar, Inc.                  ESLR                           $ [ ]

                              Fuelcell Energy, Inc.                  FCEL                           $ [ ]

Incorporated risk factors:    The notes are subject to the risks set forth under
                              the heading "Additional Risk Factors Specific to
                              Your Notes" in the product prospectus supplement.

Interest rate (coupon):       We will not pay you interest during the term of
                              your notes.

Minimum Investment:           $1,000 (except for certain non-U.S. investors for
                              whom the minimum investment will be higher).

Denomination:                 $1,000 (except for certain non-U.S. investors for
                              whom the denomination will be higher).

Payment at Maturity:          At maturity, you will receive a cash payment equal
                              to the principal amount of your notes, multiplied by the Participation Rate, multiplied by (1 +
                              Percentage Change + Basket Dividend Yield).

                              You could lose some or a substantial amount of your principal amount invested if there has been a decline in the value of the Underlying Stocks at maturity or if the value of the Underlying Stocks has not increased sufficiently such that the payment at maturity, including the Basket Dividend Yield, is greater than the principal amount of the notes plus any applicable premium payable upon purchase thereof.

Participation Rate:           97.25%

Offer Price to Investors:     100% of the principal amount.

Percentage Change:            The Percentage Change is equal to the
                              equal-weighted return of the Underlying Stocks.
                              The Percentage Change is the amount determined by
                              (i) adding together the result, for each of the Underlying Stocks, of (a) the Final Stock Price minus the Initial Stock Price, divided by (b) the Initial Stock Price and (ii) dividing that sum by the number of Underlying Stocks in the basket.

Basket Dividend Yield:        The Basket Dividend Yield is equal to the sum of
                              the Dividend Yields for each of the Underlying
                              Stocks, divided by the number of Underlying Stocks in the basket.

Dividend Yield:               For any Underlying Stock, 100% of the gross cash
                              dividends and distributions per share of such Underlying Stock declared by the related issuer to holders of record of a share of such Underlying
                              Stock where the date that the shares of such Underlying Stock have commenced trading ex-dividend on the relevant exchange occurs during the period from and excluding the Pricing Date(s) to and including the Valuation Date(s) and expressed as a percentage of the Initial Stock
                              Price for that Underlying Stock.

Pricing Date(s):              January 27, 2009

Settlement Date:              January 30, 2009

Valuation Date(s):            February 23, 2010

Maturity Date:                February 26, 2010

Term:                         The term of your notes is approximately thirteen
                              (13) months.

Special features of the       None.
notes:

Initial Stock Prices:         The closing price of the Underlying Stocks on the
                              Pricing Date(s), subject to anti-dilution adjustment.

Final Stock Prices:           The closing price of the Underlying Stocks on the
                              Valuation Date(s).

Determination of Underlying   The prices of the Underlying Stocks on any trading
Stock Prices:                 day will equal the official closing price of that
                              Underlying Stock or any successor stock thereto
                              (as described in the product prospectus
                              supplement) published following the regular official weekday close of trading for such stock on that trading day. In certain circumstances, the prices for the Underlying Stocks will be based on an alternate calculation of that Underlying Stocks described under "Specific Terms of the Notes--Consequences of Market Disruption Events" in the product prospectus supplement.

U.S. tax treatment:           The United States federal income tax consequences
                              of your investment in the notes are uncertain. By purchasing the notes, you agree (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to treat your notes as a pre-paid cash-settled forward contract with respect to the Underlying Stock for U.S. federal income tax purposes. If your notes are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your notes.

Clearance and Settlement:     DTC global (including through its indirect
                              participants Euroclear and Clearstream, Luxembourg as described under "Description of Debt Securities
                              -- Ownership and Book-Entry Issuance" in the accompanying prospectus).

Currency:                     U.S. dollars.

Listing: The notes will not be listed on any securities exchange or quotation system.

CUSIP:                        78008GXX5

Calculation Agent:            The Bank of New York, as successor to the
                              corporate trust business of JPMorgan Chase Bank, N.A.

Terms Incorporated In the     All of the terms appearing above the item
Master Note:                  captioned "Listing" on the cover page of this
                              pricing supplement and the terms appearing under the caption "Additional Terms of the Principal
                              Protected Notes" in the product prospectus supplement with respect to direct investment notes dated April 14, 2008.

Your investment in the notes involves certain risks. See "Additional Risk Factors Specific to Your Notes" beginning on page PS-1 to read about investment risks relating to the direct investment notes. Unless otherwise specified in the relevant pricing supplement, the principal of the direct investment notes is not protected and you could lose your entire investment.

The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this pricing supplement or the accompanying prospectus and prospectus supplement. Any representation to the contrary is a criminal offense.

                                                                                              Per note           Total
                                                                                              --------           -----
Price to public.......................................................................     100%             $
Underwriting discounts and commission.................................................     %                $
Proceeds to Royal Bank................................................................     %                $


If the notes priced today, RBC Capital Markets Corporation, which we refer to as RBCCM, acting as agent for Royal Bank of Canada, would receive a commission of approximately $20.00 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $20.00 per $1,000 principal amount note. The other dealers may forgo, in their sole discretion, some or all of their selling concessions. If the notes priced today, the price of the notes would also include a profit of $7.50 per $1,000 principal amount earned by Royal Bank of Canada in hedging its exposure under the notes. In no event will the total of the commission received by RBCCM, which includes concessions to be allowed to other dealers, and the hedging profits of Royal Bank Canada exceed $27.50 per $1,000 principal amount note.

We may use this pricing supplement in the initial sale of a direct investment note. In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in a market-making transaction in a direct investment note after its initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

The notes will not constitute deposits insured under the Canada Deposit Insurance Corporation or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

                         ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the accompanying product prospectus supplement dated April 11, 2008, the accompanying prospectus, dated January 5, 2007 and the accompanying prospectus supplement, dated February 28, 2007. The information in the accompanying product prospectus supplement, prospectus and prospectus supplement is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this pricing supplement. You should carefully consider, among other things, the matters set forth under "Additional Risk Factors Specific to your Notes" in the product prospectus supplement and the matters set forth under "Risk Factors" in the prospectus supplement dated February 28, 2007 as direct investment notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the direct investment notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated April 11, 2008:
     http://www.sec.gov/Archives/edgar/data/1000275/000121465908000822/
     f41080424b3.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.


                              Hypothetical Returns

The examples set out below are for illustration purposes only. The prices and dividend yields of the Underlying Stocks are not estimates or forecasts of the initial stock prices and final stock prices or dividend yields of the Underlying Stocks on which the calculation of the Percentage Change, Basket Dividend Yield and payment at maturity, will depend. All examples assume that a holder has purchased notes with an aggregate Principal Amount of $10,000 and that no market disruption event has occurred.


Example 1-- Calculation of the Payment at Maturity where Percentage Change is greater than 100% indicating that the value of the Basket has increased.

It is assumed that the Initial Stock Price, the Final Stock Price and the Basket Dividend Yield of the Underlying Stocks are as illustrated below. The Payment at Maturity would be calculated as follows:

     ---------------------------------------------------------------------
                       Initial        Final                     Basket
       Underlying       Stock         Stock       Percentage   Dividend
         Stock          Price         Price         Change       Yield
     ---------------------------------------------------------------------
        Stock A        $27.14        $32.57          120%        0.00%
     ---------------------------------------------------------------------
        Stock B        $59.00        $66.08          112%        1.83%
     ---------------------------------------------------------------------
        Stock C        $48.95        $44.06           90%        0.00%
     ---------------------------------------------------------------------
        Stock D        $68.49        $78.08          114%        0.00%
     ---------------------------------------------------------------------
        Stock E        $40.68        $47.19          116%        0.49%
     ---------------------------------------------------------------------
        Stock F        $46.28        $66.64          144%        1.12%
     ---------------------------------------------------------------------
        Stock G        $26.26        $33.61          128%        0.95%
     ---------------------------------------------------------------------
        Stock H        $36.78        $34.94           95%        0.73%
     ---------------------------------------------------------------------

     ---------------------------------------------------------------------
        Stock I        $19.61        $27.45          140%        1.02%
     ---------------------------------------------------------------------
        Stock J       $501.71       $722.46          144%        0.00%
     ---------------------------------------------------------------------
        Stock K        $37.95        $46.30          122%        0.00%
     ---------------------------------------------------------------------
        Stock L        $42.18        $62.43          148%        1.33%
     ---------------------------------------------------------------------
        Stock M        $39.03        $52.69          135%        1.13%
     ---------------------------------------------------------------------
        Stock N        $19.68        $19.29           98%        0.61%
     ---------------------------------------------------------------------
        Stock O        $39.72        $33.76           85%        0.00%
     ---------------------------------------------------------------------
        Stock P        $29.14        $41.96          144%        0.00%
     ---------------------------------------------------------------------
        Stock Q        $50.61        $61.74          122%        0.47%
     ---------------------------------------------------------------------
        Stock R         $4.36         $4.97          114%        0.00%
     ---------------------------------------------------------------------
        Stock S        $32.57        $30.94           95%        0.00%
     ---------------------------------------------------------------------
        Stock T        $65.68        $72.25          110%        0.00%
     -------------------------------------------==========================
                                                   2376.00%      9.68%
     ---------------------------------------------------------------------


                           1
     Percentage Change  = -- x 2376.00%
                          20

                        = 118.80%

                           1
 Basket Dividend Yield  = -- x 9.68%
                          20

                        = 0.48%

   Payment at Maturity  = 97.25% x $10,000 x (Percentage Change + Basket
                          Dividend Yield)
                        = $9,725 x (118.80% + 0.48%)
                        = $11,599.98

     $11,599.98 returned at maturity, resulting in a 15.99% return on the note.

Example 2-- Calculation of the Payment at Maturity where Percentage Change is less than 100% (indicating that the value of the Basket has declined).

It is assumed that the Initial Stock Price, the Final Stock Price and the Basket Dividend Yield of the Underlying Stocks are as illustrated below. The Payment at Maturity would be calculated as follows:


     ---------------------------------------------------------------------
                       Initial        Final                      Basket
       Underlying       Stock         Stock      Percentage     Dividend
         Stock          Price         Price        Change        Yield
     ---------------------------------------------------------------------
        Stock A         $27.14       $25.78          95%         0.00%
     ---------------------------------------------------------------------
        Stock B         $59.00       $56.64          96%         1.83%
     ---------------------------------------------------------------------
        Stock C         $48.95       $44.06          90%         0.00%
     ---------------------------------------------------------------------
        Stock D         $68.49       $41.09          60%         0.00%
     ---------------------------------------------------------------------
        Stock E         $40.68       $39.87          98%         0.49%
     ---------------------------------------------------------------------
        Stock F         $46.28       $48.59         105%         1.12%
     ---------------------------------------------------------------------
        Stock G         $26.26       $25.21          96%         0.95%
     ---------------------------------------------------------------------
        Stock H         $36.78       $34.94          95%         0.73%
     ---------------------------------------------------------------------
        Stock I         $19.61       $19.22          98%         1.02%
     ---------------------------------------------------------------------
        Stock J        $501.71      $722.46         144%         0.00%
     ---------------------------------------------------------------------

     ---------------------------------------------------------------------
        Stock K         $37.95       $46.30         122%         0.00%
     ---------------------------------------------------------------------
        Stock L         $42.18       $25.31          60%         1.33%
     ---------------------------------------------------------------------
        Stock M         $39.03       $27.32          70%         1.13%
     ---------------------------------------------------------------------
        Stock N         $19.68       $19.29          98%         0.61%
     ---------------------------------------------------------------------
        Stock O         $39.72       $33.76          85%         0.00%
     ---------------------------------------------------------------------
        Stock P         $29.14       $23.31          80%         0.00%
     ---------------------------------------------------------------------
        Stock Q         $50.61       $32.90          65%         0.47%
     ---------------------------------------------------------------------
        Stock R          $4.36        $4.67         107%         0.00%
     ---------------------------------------------------------------------
        Stock S         $32.57       $30.94          95%         0.00%
     ---------------------------------------------------------------------
        Stock T         $65.68       $66.99         102%         0.00%
     -------------------------------------------==========================
                                                  1861.00%       9.68%
     ---------------------------------------------------------------------


                           1
     Percentage Change  = -- x 1861.00%
                          20

                        = 93.05%

                           1
 Basket Dividend Yield  = -- x 9.68%
                          20

                        = 0.48%

   Payment at Maturity  = 97.25% x $10,000 x (Basket Change + Basket Dividend
                          Yield)

                        = $9,725 x (93.05% + 0.48%)

                        = $9,095.79

$9,095.79 returned at maturity, resulting in a -9.04% return on the note.

     We obtained the information regarding the Market Cap of the Reference Stocks in the chart below from Bloomberg Financial Markets and FactSet Research Systems Inc. on January 12, 2009.

                                                                   Market
  No.                Holding                Symbol    Weight     Cap (US$M)             Sector              Country     Exchange
   1     EMCOR Group Inc.                    EME       5.00%      1281.85      Engineering/R&D Services       USA         NYSE
   2     Fluor Corporation                   FLR       5.00%      8231.30      Engineering/R&D Services       USA         NYSE
   3     Grainger (W.W.) Inc.                GWW       5.00%      5747.69       Distribution/Wholesale        USA         NYSE
   4     Fastenal Company                    FAST      5.00%      4868.84       Distribution/Wholesale        USA        NASDAQ
   5     Quanta Services, Inc.               PWR       5.00%      3725.11         Commercial Services         USA         NYSE
   6     Astec Industries, Inc.              ASTE      5.00%       620.43       Machinery-Constr&Mining       USA        NASDAQ
   7     Covanta Holding Corporation         CVA       5.00%      3099.46     Energy-Alternative Sources      USA         NYSE
   8     Cummins Inc.                        CMI       5.00%      5370.60      Engines-Internal Combust       USA         NYSE
   9     Granite Construction Inc.           GVA       5.00%      1492.60      Building-Heavy Construct       USA         NYSE
  10     URS Corporation                     URS       5.00%      3082.67      Engineering/R&D Services       USA         NYSE
  11     Acuity Brands, Inc.                 AYI       5.00%      1282.08       Diversified Manufact Op       USA         NYSE
  12     Caterpillar Inc.                    CAT       5.00%     25052.30       Machinery-Constr&Mining       USA         NYSE
  13     Jacobs Engineering Group Inc.       JEC       5.00%      5768.22      Engineering/R&D Services       USA         NYSE
  14     Martin Marietta Materials, Inc.     MLM       5.00%      3676.50       Bldg Prod-Cement/Aggreg       USA         NYSE
  15     Energy Conversion Devices, Inc.     ENER      5.00%      1222.55       Power Conv/Supply Equip       USA        NASDAQ
  16     The Shaw Group Inc.                 SGR       5.00%      2170.22      Engineering/R&D Services       USA         NYSE
  17     Terex Corporation                   TEX       5.00%      1447.23       Machinery-Constr&Mining       USA         NYSE
  18     Vulcan Materials Company            VMC       5.00%      6401.67              Quarrying              USA         NYSE
  19     Evergreen Solar, Inc.               ESLR      5.00%       499.57       Power Conv/Supply Equip       USA        NASDAQ
  20     Fuelcell Energy, Inc.               FCEL      5.00%       281.20     Energy-Alternative Sources      USA        NASDAQ
                                                     ---------
                                                       100%


Historical Performance of the Basket

     The total performance of the Basket, which includes both price return and dividend income, over a twelve (12) month period commencing on January 9, 2008 and ending on January 12, 2009 is shown below. During this period, the Basket realized a total return of -34%, dividend income included. Assuming that the value of the Basket for the period beginning on January 9, 2008 was 100, the value of the Basket on January 12, 2009 would have been 76%. By comparison, during the same period, the S&P 500 Index realized a total return of approximately -38%, dividend income included. The following graphs present the performance of the Basket as well as the S&P 500 during this period.

Indexed Price Change
Jan 9, 2008 - Jan 12, 2009
-- ELN # 153 Linked to a Basket of Infrastructure Stocks
(Jan - Dec)
[CHART OMITTED]


S&P 500
Jan 9, 2008 - Jan 12, 2009
(Jan - Dec)
[CHART OMITTED]

      The information above is provided to help you evaluate the historical behavior of the Basket so that you can make an informed decision with respect to an investment in the notes. Historical performance of the
 Underlying Stocks does not predict future performance of the Underlying Stocks or the notes. The source of the data displayed in these charts is Factset
          Research Systems Inc. and its accuracy cannot be guaranteed.

Information Regarding the Issuers of the Common Stocks and Other Equity Securities Comprising the Basket

         Each of the common stocks comprising the Basket is registered under the Securities Exchange Act of 1934 (the "Exchange Act"). Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding each of the common stocks comprising the Basket may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

         The following information regarding each of the issuers of the common stocks comprising the Basket is derived from reports filed by these issuers with the SEC and other publicly available information.

         We make no representation or warranty as to the accuracy or completeness of reports filed by the issuers with the SEC, information published by them on their websites or in any other format, information about them obtained from any other source or the information provided below.

     o EMCOR Group, Inc. operates as an electrical and mechanical construction and facilities services firm in the United States, Canada, the United Kingdom and worldwide. It specializes in providing construction services relating to electrical and mechanical systems in facilities of all types and in providing services for the operation, maintenance and management of all aspects of such facilities. It designs, integrates, installs, operates and maintains various electrical and mechanical systems; premises electrical and lighting systems; low-voltage systems, such as fire alarm, security and process control systems; voice and data communications systems; roadway and transit lighting, and fiber optic lines; heating, ventilation, air conditioning, refrigeration and clean-room process ventilation systems; plumbing, process and high-purity piping systems; water and wastewater treatment systems, and central plant heating and cooling systems. In November 2008, the Company acquired MOR PPM, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08267

     o Fluor Corporation (Fluor), incorporated on September 11, 2000, is a holding company that, through its subsidiaries, provides engineering, procurement and construction management (EPCM) and project management services. Fluor serves a number of industries worldwide, including oil and gas, chemical and petrochemicals, transportation, mining and metals, power, life sciences and manufacturing. Fluor is also a primary service provider to the United States Federal Government. It performs operations and maintenance activities for major industrial clients, and also operates and maintains their equipment fleet. The Company is aligned into five principal operating segments: Oil and Gas, Industrial and Infrastructure, Government, Global Services and Power. In November 2008,Fluor announced that it acquired UNEC Engineering N.V.and Europea de Ingenieria y Asesoramiento.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16129

     o W.W. Grainger, Inc. (Grainger) is in the service business. It distributes products used by businesses and institutions primarily across North America to keep their facilities and equipment running. Its operations are managed in three segments: Grainger Branch-based, Acklands a(euro)" Grainger Branch-based (Acklands a(euro)" Grainger) and Lab Safety Supply, Inc. (Lab Safety). Grainger Branch-based is an aggregation of the Grainger Industrial Supply (Industrial Supply), Grainger, S.A. de C.V. (Mexico), Grainger Caribe Inc. (Puerto Rico) and Grainger China LLC (China) business units. Acklands a(euro)" Grainger is the Company's Canadian branch-based distribution business. Lab Safety is a direct marketer of safety and other industrial products. On May 31, 2007, Lab Safety Supply, Inc. (Lab Safety), a wholly owned subsidiary of the Company, acquired substantially all of the assets and assumed certain liabilities of McFeely's Square Drive Screws.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05684

     o Fastenal Company (Fastenal) sells industrial and construction supplies in a wholesale and retail fashion. As of December 31, 2007, the Company had 2,160 store locations located in 50 states, Puerto Rico, Canada, Mexico, Singapore, China and the Netherlands. The Company operated 13 distribution centers in North America as of December 31, 2007, from which the Company distributed products to its store locations. Fastenal's offerings are grouped into 10 product lines: fasteners; tools and equipment; cutting tools and abrasives; hydraulics, pneumatics, plumbing, and heating, ventilating and air conditioning (HVAC); material handling, storage and packaging; janitorial supplies, chemicals and paints; electrical supplies; welding supplies; safety supplies, and metals, alloys and materials.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-16125

     o Quanta Services, Inc. (Quanta) is a provider of specialty contracting services, offering end-to-end network solutions to the electric power, gas, telecommunications, cable television and specialty services industries. In the Company's consolidated revenues during the year ended December 31, 2007, 57% was attributable to electric power work, 14% to gas work, 17% to telecommunications and cable television work and 12% to ancillary services, such as inside electrical wiring, intelligent traffic networks, fueling systems, cable and control systems for light rail lines, airports and highways and specialty rock trenching, directional boring and road milling for industrial and commercial customers. In August 2007, Quanta completed the acquisition of InfraSource Services, Inc. As a result, InfraSource Services, Inc. became a wholly owned subsidiary of Quanta.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13831

     o Astec Industries, Inc. designs, engineers, manufactures and markets equipment and components used primarily in road building, utility and related construction activities. The Company's products are used in each phase of road building, from quarrying and crushing the aggregate to application of the road surface. It also manufactures certain equipment and components unrelated to road construction, including trenching, auger boring, directional drilling, industrial heat transfer equipment, whole-tree pulpwood chippers, horizontal grinders and blower trucks. Its subsidiaries hold 106 United States patents and 53 foreign patents, have 41 patent applications pending, and have been responsible for many technological and engineering innovations in the industry. The business segments are Asphalt Group, Aggregate and Mining Group, Mobile Asphalt Paving Group and Underground Group. On July 31, 2007 the Company acquired Peterson, Inc. In October 2008, the Company acquired Dillman Equipment, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11595

     o Covanta Holding Corporation (Covanta) is a holding company that, through its subsidiaries, is engaged in the businesses of waste and energy services. It also engages in the independent power production business outside the United States. The Company is a developer, owner and operator of infrastructure for the conversion of waste to energy (known as energy-from-waste), as well as other waste disposal and renewable energy production businesses in the United States, Europe and Asia. The Company owns, has equity investments in, and/or operates 57 energy generation facilities, 47 of which are in the United States and 10 of which are located outside the United States. It also owns or operates several businesses that are associated with its energy-from-waste business, including a waste procurement business, three landfills and several waste transfer stations. The Company's segments are Domestic and International.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06732

     o Cummins Inc. designs, manufactures, distributes and services diesel and natural gas engines, electric power generation systems and engine-related component products, including filtration and exhaust aftertreatment, fuel systems, controls and air handling systems. The Company sells its products to original equipment manufacturers (OEMs), distributors and other customers worldwide. The Company serves its customers through a network of more than 500 Company-owned and independent distributor locations and approximately 5,200 dealer locations in more than 190 countries and territories. The Company operates four operating segments Engine, Power Generation, Components and Distribution. Cummins Turbo Technologies Ltd., a wholly owned subsidiary of the Company, purchased the remaining interest of Tata Holset Ltd. during the year ended December 31, 2007. In July 2008, the Company disposed of its one-third interest in European Engine Alliance
          (EEA).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04949

     o Granite Construction Inc. (Granite) is a heavy civil construction contractors in the United States. The Company operates nationwide, serving both public and private sector clients. Within the public sector, it primarily focuses on infrastructure projects, including the construction of roads, highways, bridges, dams, canals, mass transit facilities and airport infrastructure. Within the private sector, it performs site preparation and infrastructure services for residential development, commercial and industrial buildings, plants and other facilities. It owns and leases substantial aggregate reserves and own a number of construction materials processing plants. The Company also have a contractor-owned heavy construction equipment fleets in the United States. In December 2008, Granite announced that it sold its remaining shares in TIC Holdings, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12911

     o URS Corporation is a provider of engineering, construction and technical services for public agencies and private sector companies around the world. The Company offers a range of program management; planning, design and engineering; systems engineering and technical assistance; construction and construction management; operations and maintenance, and decommissioning and closure services. URS provides services for power, infrastructure, industrial and commercial, and federal projects and programs. The Company operates through three divisions: the URS Division, the EG&G Division and the Washington Division. The Company has offices in more than 30 countries. In August 2008, URS Corporation announced that it acquired LopezGarcia Group Inc. (LopezGarcia), an engineering design and environmental planning firm. In August 2008, the Company acquired Tryck Nyman Hayes, Inc.
          (TNH), an engineering firm.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07567

     o Acuity Brands, Inc. (Acuity Brands) is the parent company of Acuity Brands Lighting, Inc. and other subsidiaries. The Company designs, produces, and distributes an array of indoor and outdoor lighting fixtures, and related products and services for commercial and institutional, industrial, infrastructure, and residential applications for various markets throughout North America and select international markets. It is a provider of lighting fixtures for new construction, renovation, and facility maintenance applications. Products include a range of indoor and outdoor lighting for commercial and institutional, industrial, infrastructure, and residential applications. On October 31, 2007, Acuity Brands completed the spin-off of its specialty products business, Zep Inc. (Zep).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16583

     o    Caterpillar Inc. operates in three principal lines of business:
          Machinery, Engines and Financial Products. Machinery deals with the design, manufacture, marketing and sales of construction, mining and forestry machinery. Engines business deals with the design, manufacture, marketing and sales of engines. Financial Products, consists primarily of Caterpillar Financial Services Corporation, Caterpillar Insurance Holdings, Inc., Caterpillar Power Ventures Corporation and their respective subsidiaries. In April 2007, the Company acquired Eurenov S.A.S. In November 2007, it announced the acquisition of the assets of the Blount Forestry Division and assumed product design, development and manufacturing responsibilities. In April 2008, Satyam Computer Services Limited acquired Caterpillar's market research and customer analytics operations.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00768

     o Jacobs Engineering Group Inc. is engaged in providing a range of technical, professional, and construction services to a number of industrial, commercial, and governmental clients globally. The Company provides four categories of services: project services, which include engineering, design, architectural, and similar services; process, scientific, and systems consulting services, which includes services performed in connection with a range of scientific testing, analysis, and consulting activities; construction services, which encompasses traditional field construction services, as well as modular construction activities, and includes direct-hire construction and construction management services, and operations and maintenance services, which includes services performed in connection with operating large, complex facilities on behalf of clients, as well as services involving process plant maintenance.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07463

     o Martin Marietta Materials, Inc. is a producer of aggregates for the construction industry, including infrastructure, commercial, agricultural, and residential. The segments of the Company include the Mideast Group, Southeast Group, and West Group, collectively the Aggregates business, and the Specialty Products segment. The Specialty Products segment manufactures and markets magnesia-based chemical products used in industrial, agricultural, and environmental applications; dolomitic lime sold to the steel industry; and structural composite products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12744

     o Energy Conversion Devices, Inc. (ECD) commercializes materials, products and production processes for the alternative energy generation, energy storage and information technology markets. The Company designs, manufactures and sells photovoltaic (PV) products, known as PV or solar laminates that generate renewable energy by converting sunlight into electricity. Solar laminate sales represent more than 90% of the Company's revenues. It also receive fees and royalties from licensees of its nickel metal hydride (NiMH) battery technology and sell high-performance nickel hydroxide used in NiMH batteries. It has two principal joint ventures that are commercializing technologies invented by ECD: Cobasys LLC, which manufactures and sells rechargeable NiMH batteries, and Ovonyx, Inc., which is commercializing phase-change memory devices through licensing and joint development agreements. The Company operates its business in two segments: United Solar Ovonic and Ovonic Materials.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08403

     o The Shaw Group Inc. is a diverse engineering, technology, construction, fabrication, environmental and industrial services company. The Company provides its services to a diverse customer base that includes multi-national oil companies and industrial corporations, regulated utilities, independent and merchant power producers, government agencies and other equipment manufacturers. It delivers its services from over 150 locations, including 19 international locations. The Company holds a 20% interest in Westinghouse Group (Westinghouse), which provides advanced nuclear plant designs and equipment, fuel and a range of other products and services to the owners and operators of nuclear power plants. The Company's business segments include Fossil & Nuclear, Environmental & Infrastructure (E&I), Energy & Chemicals (E&C), Maintenance, Fabrication & Manufacturing (F&M), and Investment in Westinghouse.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12227

     o Terex Corporation (Terex) is a diversified global manufacturer of capital equipment focused on delivering reliable, customer relevant solutions for the construction, infrastructure, quarrying, surface mining, shipping, transportation, refining and utility industries. The Company operates in five segments: Terex Aerial Work Platforms, Terex Construction, Terex Cranes, Terex Materials Processing & Mining and Terex Roadbuilding, Utility Products and Other. In November 2007, it acquired Superior Highwall Miners, Inc. (SHM). In December 2007, it acquired a controlling share of its ongoing joint venture, Terex Vectra Equipment, which builds loader-backhoes, skid steer loaders and compaction rollers at a facility occupying 36 acres in Greater Noida, Utter Pradesh, India. On January 8, 2008, it acquired Phoenix Equipment. In March 2008, the Company acquired A.S.V., Inc. A.S.V., Inc. became part of the Terex Construction segment.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10702

     o Vulcan Materials Company is a producer of construction aggregates, primarily crushed stone, sand and gravel, a producer of asphalt and concrete and a producer of cement in Florida. The Company operates through three segments: Aggregates, Asphalt mix and Concrete, and Cement.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33841

     o Evergreen Solar, Inc. develops, manufactures and markets solar power products enabled by its String Ribbon technology. The Company's revenues are primarily derived from the sale of solar modules, which are assemblies of photovoltaic cells that have been electrically interconnected and laminated in a physically durable and weather-tight package. The Company sells its products using distributors, systems integrators and other value-added resellers, who often add value through system design by incorporating its modules with electronics, structures and wiring systems. Its products are sold primarily in the United States, Germany and Korea. Evergreen Solar, Inc. manufactures and markets solar power products, including solar cells, panels and systems. It markets and sells all solar panels manufactured by EverQ under the Evergreen Solar brand, as well as manages customer relationships and contracts.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-31687

     o FuelCell Energy, Inc. (FuelCell Energy) is engaged in the development and manufacturing of fuel cell power plants for electric power generation. The products are designed to meet the 24/7 baseload power needs of commercial, industrial, government and utility customers. The products have generated over 200 million-kilowatt-hour of electricity and are operating at over 40 locations around the world. The fuel cell products Direct FuelCell (DFC) power plants offer stationary power generation applications for customers. In addition to the commercial products, the Company develops next generation of carbonate fuel cell, hybrid products and planar solid oxide fuel cell (SOFC) technology. The carbonate DFC power plants electrochemically (without combustion) produce electricity directly from hydrocarbon fuels, such as natural gas and biogas fuels. The Company's customers include manufacturers, mission critical institutions, breweries, food processors and wastewater treatment facilities.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14204

                             Historical Information

The graphs below set forth the historical performances of the Underlying Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Underlying Stock. The information provided in each table is for the four quarters of 2005, 2006, 2007 and 2008, as well as for the period from January 1, 2009 through January 12, 2009. (No price provided in the table for a particular period indicates that such Underlying Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Underlying Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Underlying Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Underlying Stock on the Valuation Date. We cannot give you assurance that the performance of each Underlying Stock will result in any return in addition to your initial investment.

                              EMCOR Group Inc (EME)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



  Period-Start         Period-End         High Intra-Day Price          Low Intra-Day Price             Period-End Closing
      Date                Date           of the Reference Stock        of the Reference Stock         Price of the Reference
                                                 in ($)                        in ($)                       Stock in ($)
      ----                ----                   ------                        ------                       ------------
   01/01/2005          03/31/2005                12.475                        10.45                          11.705
   04/01/2005          06/30/2005                12.7475                       10.88                          12.225
   07/01/2005          09/30/2005                14.88                         12.075                         14.825
   10/01/2005          12/30/2005                18.07                         13.99                          16.8825

   01/01/2006          03/31/2006                24.98                         16.875                         24.83
   04/01/2006          06/30/2006                26.325                        21.11                          24.335
   07/01/2006          09/29/2006                28.85                         21.33                          27.42
   09/30/2006          12/29/2006                31.945                        26.63                          28.425

   01/01/2007          03/30/2007                31.845                        27.28                          29.49
   03/31/2007          06/29/2007                37.665                        28.6                           36.45
   06/30/2007          09/28/2007                38.69                         27.1                           31.36
   09/29/2007          12/31/2007                35.21                         23.29                          23.63

   01/01/2008          03/31/2008                25.88                         18.25                          22.21
   04/01/2008          06/30/2008                29.89                         22.45                          28.53
   07/01/2008          09/30/2008                36.05                         24.22                          26.32
   10/01/2008          12/31/2008                26.47                         11.17                          22.43

   01/01/2009          01/12/2009                23.64                         18.28                          18.72


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Fluor Corp (FLR)
                                (Dec-00 - Dec-08)
                                 [CHART OMITTED]



  Period-Start         Period-End         High Intra-Day Price          Low Intra-Day Price             Period-End Closing
      Date                Date           of the Reference Stock        of the Reference Stock         Price of the Reference
                                                 in ($)                        in ($)                       Stock in ($)
      ----                ----                   ------                        ------                       ------------
   01/01/2005          03/31/2005                31.97                         25.055                          27.715
   04/01/2005          06/30/2005                31.345                        25.535                          28.795
   07/01/2005          09/30/2005                32.885                        28.125                          32.19
   10/01/2005          12/30/2005                39.55                         29.26                           38.63

   01/01/2006          03/31/2006                44.48                         37.495                          42.9
   04/01/2006          06/30/2006                51.925                        41.065                          46.465
   07/01/2006          09/29/2006                47.475                        36.755                          38.445
   09/30/2006          12/29/2006                44.005                        37.02                           40.825

   01/01/2007          03/30/2007                47.5                          37.61                           44.86
   03/31/2007          06/29/2007                56.365                        44.89                           55.685
   06/30/2007          09/28/2007                72.95                         52.15                           71.99
   09/29/2007          12/31/2007                86.075                        63.225                          72.86

   01/01/2008          03/31/2008                77.415                        53.17                           70.58
   04/01/2008          06/30/2008               101.365                        70.005                          93.04
   07/01/2008          09/30/2008                96.45                         46.19                           55.7
   10/01/2008          12/31/2008                56.01                         28.6                            44.87

   01/01/2009          01/12/2009                51.7                          44.6                            45.12


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              WW Grainger Inc (GWW)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



  Period-Start         Period-End         High Intra-Day Price          Low Intra-Day Price             Period-End Closing
      Date                Date           of the Reference Stock        of the Reference Stock         Price of the Reference
                                                 in ($)                        in ($)                       Stock in ($)
      ----                ----                   ------                        ------                       ------------
   01/01/2005          03/31/2005                67.25                         59.85                           62.27
   04/01/2005          06/30/2005                63.38                         51.646                          54.79
   07/01/2005          09/30/2005                66.19                         53.1                            62.92
   10/01/2005          12/30/2005                72.45                         60.5                            71.1

   01/01/2006          03/31/2006                76.59                         69.3                            75.35
   04/01/2006          06/30/2006                79.95                         68.22                           75.23
   07/01/2006          09/29/2006                76.21                         60.6                            67.02
   09/30/2006          12/29/2006                75.9                          65.86                           69.94

   01/01/2007          03/30/2007                80.37                         68.77                           77.24
   03/31/2007          06/29/2007                94.75                         76                              93.05
   06/30/2007          09/28/2007                98.6                          79.38                           91.19
   09/29/2007          12/31/2007                96                            84.4                            87.52

   01/01/2008          03/31/2008                87.92                         69                              76.39
   04/01/2008          06/30/2008                93.12                         75.94                           81.8
   07/01/2008          09/30/2008                93.99                         79.66                           86.97
   10/01/2008          12/31/2008                86.9                          58.86                           78.84

   01/01/2009          01/12/2009                81.1794                       74.83                           75.83


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Fastenal Co (FAST)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



  Period-Start         Period-End         High Intra-Day Price          Low Intra-Day Price             Period-End Closing
      Date                Date           of the Reference Stock        of the Reference Stock         Price of the Reference
                                                 in ($)                        in ($)                       Stock in ($)
      ----                ----                   ------                        ------                       ------------
   01/01/2005          03/31/2005                31.6147                       27.3293                         27.4285
   04/01/2005          06/30/2005                31.5354                       25.3305                         30.3797
   07/01/2005          09/30/2005                32.8101                       28.614                          30.3003
   10/01/2005          12/30/2005                41.6239                       30.1813                         38.8166

   01/01/2006          03/31/2006                47.3279                       36.2573                         46.9608
   04/01/2006          06/30/2006                48.925                        35.8307                         39.9673
   07/01/2006          09/29/2006                40.7807                       32.9142                         38.2809
   09/30/2006          12/29/2006                42.8044                       34.5113                         35.5926

   01/01/2007          03/30/2007                37.9833                       32.7853                         34.7693
   03/31/2007          06/29/2007                43.3401                       34.1146                         41.5247
   06/30/2007          09/28/2007                52.516                        41.1974                         45.0463
   09/29/2007          12/31/2007                48.9349                       37.1203                         40.0963

   01/01/2008          03/31/2008                46.6236                       32.0115                         45.5621
   04/01/2008          06/30/2008                51.8315                       42.7647                         42.8143
   07/01/2008          09/30/2008                56.0276                       41.4761                         48.9944
   10/01/2008          12/31/2008                48.8952                       30.08                           34.85

   01/01/2009          01/12/2009                36.8                          32                              32.62


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Quanta Services Inc (PWR)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



  Period-Start         Period-End         High Intra-Day Price          Low Intra-Day Price             Period-End Closing
      Date                Date           of the Reference Stock        of the Reference Stock         Price of the Reference
                                                 in ($)                        in ($)                       Stock in ($)
      ----                ----                   ------                        ------                       ------------
   01/01/2005          03/31/2005                 9                             7.18                            7.63
   04/01/2005          06/30/2005                 9.64                          7.5                             8.8
   07/01/2005          09/30/2005                13.14                          8.78                           12.76
   10/01/2005          12/30/2005                14.97                         10.91                           13.17

   01/01/2006          03/31/2006                16.09                         12.24                           16.02
   04/01/2006          06/30/2006                18.92                         14.47                           17.33
   07/01/2006          09/29/2006                18.02                         14.4                            16.86
   09/30/2006          12/29/2006                20.05                         16.32                           19.67

   01/01/2007          03/30/2007                26.04                         18.66                           25.22
   03/31/2007          06/29/2007                32.11                         25.27                           30.67
   06/30/2007          09/28/2007                32.58                         23.36                           26.45
   09/29/2007          12/31/2007                33.42                         23.58                           26.24

   01/01/2008          03/31/2008                26.77                         18.38                           23.17
   04/01/2008          06/30/2008                34.53                         23.4                            33.27
   07/01/2008          09/30/2008                35.39                         22.8                            27.01
   10/01/2008          12/31/2008                26.86                         10.56                           19.8

   01/01/2009          01/12/2009                21.99                         18.56                           18.82


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Astec Industries Inc (ASTE)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



  Period-Start         Period-End         High Intra-Day Price          Low Intra-Day Price             Period-End Closing
      Date                Date           of the Reference Stock        of the Reference Stock         Price of the Reference
                                                 in ($)                        in ($)                       Stock in ($)
      ----                ----                   ------                        ------                       ------------
   01/01/2005          03/31/2005                22.39                         16.01                           22.05
   04/01/2005          06/30/2005                25.45                         19.41                           23.19
   07/01/2005          09/30/2005                35.56                         21.12                           28.39
   10/01/2005          12/30/2005                34.16                         23.72                           32.66

   01/01/2006          03/31/2006                39.61                         29.31                           35.9
   04/01/2006          06/30/2006                42.25                         27.68                           34.12
   07/01/2006          09/29/2006                34.76                         19.95                           25.25
   09/30/2006          12/29/2006                35.98                         24.1                            35.1

   01/01/2007          03/30/2007                40.9                          32.94                           40.25
   03/31/2007          06/29/2007                45.24                         39.43                           42.22
   06/30/2007          09/28/2007                59.36                         42.53                           57.45
   09/29/2007          12/31/2007                60.4                          33.75                           37.19

   01/01/2008          03/31/2008                39.76                         25.51                           38.76
   04/01/2008          06/30/2008                42.38                         31.16                           32.14
   07/01/2008          09/30/2008                37.55                         19.4                            30.83
   10/01/2008          12/31/2008                33.99                         17                              31.33

   01/01/2009          01/12/2009                33.68                         27.03                           27.23


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Covanta Holding Corp (CVA)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



  Period-Start         Period-End         High Intra-Day Price          Low Intra-Day Price             Period-End Closing
      Date                Date           of the Reference Stock        of the Reference Stock         Price of the Reference
                                                 in ($)                        in ($)                       Stock in ($)
      ----                ----                   ------                        ------                       ------------
   01/01/2005          03/31/2005                12.5227                        5.7414                         12.4577
   04/01/2005          06/30/2005                12.7827                        9.7712                         12.17
   07/01/2005          09/30/2005                13.64                         11.67                           13.43
   10/01/2005          12/30/2005                15.06                         10.41                           15.06

   01/01/2006          03/31/2006                18.15                         14.61                           16.67
   04/01/2006          06/30/2006                18.6                          14.36                           17.65
   07/01/2006          09/29/2006                21.84                         16.04                           21.53
   09/30/2006          12/29/2006                22.84                         18.52                           22.04

   01/01/2007          03/30/2007                24.22                         21.29                           22.18
   03/31/2007          06/29/2007                26.35                         21.69                           24.65
   06/30/2007          09/28/2007                26.5                          20.6                            24.51
   09/29/2007          12/31/2007                28.82                         23.161                          27.66

   01/01/2008          03/31/2008                29.5                          22.89                           27.5
   04/01/2008          06/30/2008                30.37                         26.03                           26.69
   07/01/2008          09/30/2008                29.86                         20.4                            23.94
   10/01/2008          12/31/2008                23.78                         15.46                           21.96

   01/01/2009          01/12/2009                22.92                         19.91                           20.24


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Cummins Inc (CMI)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



  Period-Start         Period-End         High Intra-Day Price          Low Intra-Day Price             Period-End Closing
      Date                Date           of the Reference Stock        of the Reference Stock         Price of the Reference
                                                 in ($)                        in ($)                       Stock in ($)
      ----                ----                   ------                        ------                       ------------
   01/01/2005          03/31/2005                21.15                         17.1475                         17.5875
   04/01/2005          06/30/2005                19                            15.8975                         18.6525
   07/01/2005          09/30/2005                23.47                         18.39                           21.9975
   10/01/2005          12/30/2005                23.125                        19.45                           22.4325

   01/01/2006          03/31/2006                27.65                         22.173                          26.275
   04/01/2006          06/30/2006                30.6875                       25.0625                         30.5625
   07/01/2006          09/29/2006                31.2425                       27.125                          29.8075
   09/30/2006          12/29/2006                34.8                          29.3875                         29.545

   01/01/2007          03/30/2007                37.985                        28.16                           36.18
   03/31/2007          06/29/2007                53.615                        36.0125                         50.605
   06/30/2007          09/28/2007                70.13                         48                              63.945
   09/29/2007          12/31/2007                71.725                        51.84                           63.685

   01/01/2008          03/31/2008                64.165                        38.11                           46.82
   04/01/2008          06/30/2008                75.09                         46.65                           65.52
   07/01/2008          09/30/2008                75.98                         40.06                           43.72
   10/01/2008          12/31/2008                45.63                         17.7                            26.73

   01/01/2009          01/12/2009                31.77                         25.79                           26.18


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Granite Construction Inc (GVA)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



  Period-Start         Period-End         High Intra-Day Price          Low Intra-Day Price             Period-End Closing
      Date                Date           of the Reference Stock        of the Reference Stock         Price of the Reference
                                                 in ($)                        in ($)                       Stock in ($)
      ----                ----                   ------                        ------                       ------------
   01/01/2005          03/31/2005                28.15                         24.01                           26.27
   04/01/2005          06/30/2005                28.2                          22                              28.1
   07/01/2005          09/30/2005                38.42                         27.97                           38.24
   10/01/2005          12/30/2005                39.88                         31.5001                         35.91

   01/01/2006          03/31/2006                49.75                         35.42                           48.68
   04/01/2006          06/30/2006                51.65                         37.63                           45.27
   07/01/2006          09/29/2006                56.14                         37.35                           53.35
   09/30/2006          12/29/2006                63.73                         47.69                           50.32

   01/01/2007          03/30/2007                59.9                          47.74                           55.26
   03/31/2007          06/29/2007                70.43                         54.57                           64.18
   06/30/2007          09/28/2007                74.62                         50.33                           53.02
   09/29/2007          12/31/2007                57.37                         32.46                           36.18

   01/01/2008          03/31/2008                39.84                         26.64                           32.71
   04/01/2008          06/30/2008                37.79                         29.19                           31.53
   07/01/2008          09/30/2008                42.24                         30.22                           35.82
   10/01/2008          12/31/2008                50                            21.2                            43.93

   01/01/2009          01/12/2009                45.82                         38.2101                         38.68


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 URS Corp (URS)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



  Period-Start         Period-End         High Intra-Day Price          Low Intra-Day Price             Period-End Closing
      Date                Date           of the Reference Stock        of the Reference Stock         Price of the Reference
                                                 in ($)                        in ($)                       Stock in ($)
      ----                ----                   ------                        ------                       ------------
   01/01/2005          03/31/2005                32                            27                              28.75
   04/01/2005          06/30/2005                37.9                          27.75                           37.35
   07/01/2005          09/30/2005                41.25                         35.02                           40.39
   10/01/2005          12/30/2005                43.34                         36.15                           37.61

   01/01/2006          03/31/2006                45.5                          36.52                           40.25
   04/01/2006          06/30/2006                49.8                          37.11                           42
   07/01/2006          09/29/2006                42.45                         36.46                           38.89
   09/30/2006          12/29/2006                44.55                         37.8675                         42.85

   01/01/2007          03/30/2007                46.25                         39.99                           42.59
   03/31/2007          06/29/2007                51.68                         42                              48.55
   06/30/2007          09/28/2007                58.79                         44.1                            56.45
   09/29/2007          12/31/2007                64.19                         50.84                           54.33

   01/01/2008          03/31/2008                55.96                         30.75                           32.69
   04/01/2008          06/30/2008                49.1                          32.72                           41.97
   07/01/2008          09/30/2008                48.92                         31.7301                         36.67
   10/01/2008          12/31/2008                43.41                         19.9409                         40.77

   01/01/2009          01/12/2009                43.07                         36.2006                         36.83


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Acuity Brands Inc (AYI)
                                (Nov-01 - Nov-08)
                                 [CHART OMITTED]



  Period-Start         Period-End         High Intra-Day Price          Low Intra-Day Price             Period-End Closing
      Date                Date           of the Reference Stock        of the Reference Stock         Price of the Reference
                                                 in ($)                        in ($)                       Stock in ($)
      ----                ----                   ------                        ------                       ------------
   01/01/2005          03/31/2005                26.1864                       20.4246                         22.4812
   04/01/2005          06/30/2005                23.5886                       19.3338                         21.3904
   07/01/2005          09/30/2005                25.3538                       20.5911                         24.7043
   10/01/2005          12/30/2005                27.2272                       22.273                          26.4778

   01/01/2006          03/31/2006                34.4378                       25.8117                         33.3054
   04/01/2006          06/30/2006                36.9274                       29.4004                         32.3979
   07/01/2006          09/29/2006                38.4761                       32.1481                         37.8017
   09/30/2006          12/29/2006                45.362                        37.4768                         43.3304

   01/01/2007          03/30/2007                50.108                        41.3737                         45.3287
   03/31/2007          06/29/2007                53.5302                       45.4453                         50.1913
   06/30/2007          09/28/2007                55.695                        39.0923                         42.0315
   09/29/2007          12/31/2007                45.99                         33.8716                         45

   01/01/2008          03/31/2008                48.61                         36.33                           42.95
   04/01/2008          06/30/2008                53.91                         42.95                           48.08
   07/01/2008          09/30/2008                47.94                         36.89                           41.76
   10/01/2008          12/31/2008                41.5                          23.715                          34.91

   01/01/2009          01/12/2009                36                            30.82                           31.37


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Caterpillar Inc (CAT)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



  Period-Start         Period-End         High Intra-Day Price          Low Intra-Day Price             Period-End Closing
      Date                Date           of the Reference Stock        of the Reference Stock         Price of the Reference
                                                 in ($)                        in ($)                       Stock in ($)
      ----                ----                   ------                        ------                       ------------
   01/01/2005          03/31/2005                49.98                         43.2                            45.72
   04/01/2005          06/30/2005                51.49                         41.305                          47.655
   07/01/2005          09/30/2005                59.88                         47.425                          58.75
   10/01/2005          12/30/2005                59.84                         48.25                           57.77

   01/01/2006          03/31/2006                77.21                         57.05                           71.81
   04/01/2006          06/30/2006                82.03                         64.41                           74.48
   07/01/2006          09/29/2006                75.43                         62.09                           65.8
   09/30/2006          12/29/2006                70.92                         58.82                           61.33

   01/01/2007          03/30/2007                68.43                         57.98                           67.03
   03/31/2007          06/29/2007                82.89                         65.86                           78.3
   06/30/2007          09/28/2007                87                            70.59                           78.43
   09/29/2007          12/31/2007                82.74                         67                              72.56

   01/01/2008          03/31/2008                78.63                         59.6                            78.29
   04/01/2008          06/30/2008                85.96                         72.56                           73.82
   07/01/2008          09/30/2008                75.87                         58.11                           59.6
   10/01/2008          12/31/2008                59.03                         31.95                           44.67

   01/01/2009          01/12/2009                47.12                         40.63                           41.19


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Jacobs Engineering Group Inc (JEC)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



  Period-Start         Period-End         High Intra-Day Price          Low Intra-Day Price             Period-End Closing
      Date                Date           of the Reference Stock        of the Reference Stock         Price of the Reference
                                                 in ($)                        in ($)                       Stock in ($)
      ----                ----                   ------                        ------                       ------------
   01/01/2005          03/31/2005                28.4                         22.325                          25.96
   04/01/2005          06/30/2005                28.625                       23.755                          28.13
   07/01/2005          09/30/2005                34.05                        27.5                            33.7
   10/01/2005          12/30/2005                34.705                       29.35                           33.935

   01/01/2006          03/31/2006                44.875                       33.9                            43.37
   04/01/2006          06/30/2006                46.635                       34.28                           39.82
   07/01/2006          09/29/2006                44.15                        34.65                           37.365
   09/30/2006          12/29/2006                42.93                        36.025                          40.77

   01/01/2007          03/30/2007                47.83                        38.25                           46.65
   03/31/2007          06/29/2007                60                           46.5                            57.51
   06/30/2007          09/28/2007                78.29                        55.66                           75.58
   09/29/2007          12/31/2007                99.62                        74.18                           95.61

   01/01/2008          03/31/2008               103.29                        67.18                           73.59
   04/01/2008          06/30/2008                98.31                        72.82                           80.7
   07/01/2008          09/30/2008                86.89                        46.49                           54.31
   10/01/2008          12/31/2008                54.19                        26                              48.1

   01/01/2009          01/12/2009                54.71                        45.6                            46.21


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Martin Marietta Materials Inc (MLM)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



  Period-Start         Period-End         High Intra-Day Price          Low Intra-Day Price             Period-End Closing
      Date                Date           of the Reference Stock        of the Reference Stock         Price of the Reference
                                                 in ($)                        in ($)                       Stock in ($)
      ----                ----                   ------                        ------                       ------------
   01/01/2005          03/31/2005                58.37                        49.72                           55.92
   04/01/2005          06/30/2005                70.16                        54.09                           69.12
   07/01/2005          09/30/2005                79.04                        65.02                           78.46
   10/01/2005          12/30/2005                81.74                        70.5                            76.72

   01/01/2006          03/31/2006               107.75                        76.26                          107.03
   04/01/2006          06/30/2006               113.69                        76.9                            91.15
   07/01/2006          09/29/2006                92.1                         74.05                           84.62
   09/30/2006          12/29/2006               106.28                        83.61                          103.91

   01/01/2007          03/30/2007               137.27                        98.91                          135.2
   03/31/2007          06/29/2007               170.25                       131.64                          162.02
   06/30/2007          09/28/2007               165.97                       116.52                          133.55
   09/29/2007          12/31/2007               144.28                       114.4                           132.6

   01/01/2008          03/31/2008               132.54                        95.02                          106.17
   04/01/2008          06/30/2008               125.19                       102.16                          103.59
   07/01/2008          09/30/2008               124.97                        90.05                          111.98
   10/01/2008          12/31/2008               110.93                        58.62                           97.08

   01/01/2009          01/12/2009               105.49                        86.62                           87.88


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Energy Conversion Devices Inc (ENER)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



  Period-Start         Period-End         High Intra-Day Price          Low Intra-Day Price             Period-End Closing
      Date                Date           of the Reference Stock        of the Reference Stock         Price of the Reference
                                                 in ($)                        in ($)                       Stock in ($)
      ----                ----                   ------                        ------                       ------------
   01/01/2005          03/31/2005                23.42                         15.639                          22.73
   04/01/2005          06/30/2005                26.2                          16.27                           22.38
   07/01/2005          09/30/2005                46.44                         22.31                           44.88
   10/01/2005          12/30/2005                46.878                        28.76                           40.75

   01/01/2006          03/31/2006                57.84                         39.81                           49.18
   04/01/2006          06/30/2006                56                            31.31                           36.43
   07/01/2006          09/29/2006                38.98                         29.03                           37.04
   09/30/2006          12/29/2006                41.07                         33.8                            33.98

   01/01/2007          03/30/2007                37.24                         27.21                           34.94
   03/31/2007          06/29/2007                40.1                          29.26                           30.82
   06/30/2007          09/28/2007                36                            22.26                           22.72
   09/29/2007          12/31/2007                36.45                         22.901                          33.65

   01/01/2008          03/31/2008                34.28                         20.47                           29.9
   04/01/2008          06/30/2008                83.33                         29.55                           73.64
   07/01/2008          09/30/2008                83.2                          50.75                           58.25
   10/01/2008          12/31/2008                65                            18.32                           25.21

   01/01/2009          01/12/2009                30.32                         25.05                           26.43


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Shaw Group Inc/The (SGR)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



  Period-Start         Period-End         High Intra-Day Price          Low Intra-Day Price             Period-End Closing
      Date                Date           of the Reference Stock        of the Reference Stock         Price of the Reference
                                                 in ($)                        in ($)                       Stock in ($)
      ----                ----                   ------                        ------                       ------------
   01/01/2005          03/31/2005                23.3                          15.43                           21.8
   04/01/2005          06/30/2005                22.37                         17.6                            21.51
   07/01/2005          09/30/2005                25.11                         16.14                           24.66
   10/01/2005          12/30/2005                31.7499                       19.876                          29.09

   01/01/2006          03/31/2006                36.08                         27.83                           30.4
   04/01/2006          06/30/2006                34                            23.25                           27.8
   07/01/2006          09/29/2006                27.8                          19.55                           23.64
   09/30/2006          12/29/2006                35.73                         22.39                           33.5

   01/01/2007          03/30/2007                34.55                         28.6                            31.27
   03/31/2007          06/29/2007                46.38                         29.022                          46.29
   06/30/2007          09/28/2007                61.56                         40.12                           58.1
   09/29/2007          12/31/2007                77.3                          51.9                            60.44

   01/01/2008          03/31/2008                69.25                         45                              47.14
   04/01/2008          06/30/2008                66.61                         47.34                           61.79
   07/01/2008          09/30/2008                64.66                         25.48                           30.73
   10/01/2008          12/31/2008                30.43                         11.47                           20.47

   01/01/2009          01/12/2009                28.98                         20.53                           26.26


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Terex Corp (TEX)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



  Period-Start         Period-End         High Intra-Day Price          Low Intra-Day Price             Period-End Closing
      Date                Date           of the Reference Stock        of the Reference Stock         Price of the Reference
                                                 in ($)                        in ($)                       Stock in ($)
      ----                ----                   ------                        ------                       ------------
   01/01/2005          03/31/2005                24.505                        18.82                           21.65
   04/01/2005          06/30/2005                21.995                        17.92                           19.7
   07/01/2005          09/30/2005                26.125                        19.565                          24.715
   10/01/2005          12/30/2005                31.215                        24.525                          29.7

   01/01/2006          03/31/2006                40.825                        29.575                          39.62
   04/01/2006          06/30/2006                51.57                         37.55                           49.35
   07/01/2006          09/29/2006                50.89                         37.69                           45.22
   09/30/2006          12/29/2006                66.52                         45.11                           64.58

   01/01/2007          03/30/2007                73.25                         54.75                           71.76
   03/31/2007          06/29/2007                86.99                         70.6                            81.3
   06/30/2007          09/28/2007                96.94                         66.24                           89.02
   09/29/2007          12/31/2007                90.75                         56.2                            65.57

   01/01/2008          03/31/2008                72.15                         46.5                            62.5
   04/01/2008          06/30/2008                76.25                         50.46                           51.37
   07/01/2008          09/30/2008                54.97                         28.22                           30.52
   10/01/2008          12/31/2008                30.44                          8.97                           17.32

   01/01/2009          01/12/2009                21.11                         15.12                           15.44


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Vulcan Materials Co (VMC)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



  Period-Start         Period-End         High Intra-Day Price          Low Intra-Day Price             Period-End Closing
      Date                Date           of the Reference Stock        of the Reference Stock         Price of the Reference
                                                 in ($)                        in ($)                       Stock in ($)
      ----                ----                   ------                        ------                       ------------
   01/01/2005          03/31/2005                59.67                        52.36                          56.83
   04/01/2005          06/30/2005                65.99                        52.36                          64.99
   07/01/2005          09/30/2005                74.55                        64.04                          74.21
   10/01/2005          12/30/2005                76.31                        60.72                          67.75

   01/01/2006          03/31/2006                89.16                        66.9764                        86.65
   04/01/2006          06/30/2006                93.85                        70.44                          78
   07/01/2006          09/29/2006                80.18                        65.85                          78.25
   09/30/2006          12/29/2006                92                           76.81                          89.87

   01/01/2007          03/30/2007               125.79                        87.27                         116.48
   03/31/2007          06/29/2007               128.62                       111.46                         114.54
   06/30/2007          09/28/2007               116.52                        80.5                           89.15
   09/29/2007          12/31/2007                96.09                        77.04                          79.09

   01/01/2008          03/31/2008                79.75                        60.2                           66.4
   04/01/2008          06/30/2008                84.73                        59.26                          59.78
   07/01/2008          09/30/2008                87.88                        49.39                          74.5
   10/01/2008          12/31/2008                77.95                        39.52                          69.58

   01/01/2009          01/12/2009                71.26                        56.87                          57.17


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Evergreen Solar Inc (ESLR)
                                (Nov-00 - Nov-08)
                                 [CHART OMITTED]



  Period-Start         Period-End         High Intra-Day Price          Low Intra-Day Price             Period-End Closing
      Date                Date           of the Reference Stock        of the Reference Stock         Price of the Reference
                                                 in ($)                        in ($)                       Stock in ($)
      ----                ----                   ------                        ------                       ------------
   01/01/2005          03/31/2005                 7.6                           4                               7.07
   04/01/2005          06/30/2005                 8.23                          4.68                            6.43
   07/01/2005          09/30/2005                 9.54                          5.73                            9.33
   10/01/2005          12/30/2005                12.84                          7.74                           10.65

   01/01/2006          03/31/2006                17.5                          10.77                           15.4
   04/01/2006          06/30/2006                16.25                         10                              12.98
   07/01/2006          09/29/2006                13.5                           7.9                             8.3
   09/30/2006          12/29/2006                 9.8                           7.27                            7.57

   01/01/2007          03/30/2007                10.98                          6.97                            9.75
   03/31/2007          06/29/2007                13.21                          8.11                            9.3
   06/30/2007          09/28/2007                10.49                          7.95                            8.93
   09/29/2007          12/31/2007                18.85                          8.95                           17.27

   01/01/2008          03/31/2008                18.6156                        7.52                            9.27
   04/01/2008          06/30/2008                12.64                          8.08                            9.69
   07/01/2008          09/30/2008                10.63                          3.3                             5.52
   10/01/2008          12/31/2008                 6.0895                        1.89                            3.19

   01/01/2009          01/12/2009                 3.79                          2.98                            3.01


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           FuelCell Energy Inc (FCEL)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



  Period-Start         Period-End         High Intra-Day Price          Low Intra-Day Price             Period-End Closing
      Date                Date           of the Reference Stock        of the Reference Stock         Price of the Reference
                                                 in ($)                        in ($)                       Stock in ($)
      ----                ----                   ------                        ------                       ------------
   01/01/2005          03/31/2005                12.06                          8.45                            9.98
   04/01/2005          06/30/2005                10.53                          7.05                           10.21
   07/01/2005          09/30/2005                12.25                          9.27                           10.97
   10/01/2005          12/30/2005                11.21                          7.9                             8.47

   01/01/2006          03/31/2006                12.09                          8.41                           11.47
   04/01/2006          06/30/2006                15                             8.73                            9.58
   07/01/2006          09/29/2006                 9.9                           7.6                             7.61
   09/30/2006          12/29/2006                 7.75                          5.97                            6.46

   01/01/2007          03/30/2007                 9.3                           5.84                            7.86
   03/31/2007          06/29/2007                 8.48                          6.3                             7.92
   06/30/2007          09/28/2007                10.57                          7.118                           8.8901
   09/29/2007          12/31/2007                13.14                          8.5                             9.92

   01/01/2008          03/31/2008                10.37                          5.43                            6.65
   04/01/2008          06/30/2008                10.3                           6.64                            7.1
   07/01/2008          09/30/2008                 8.83                          5.2                             6.03
   10/01/2008          12/31/2008                 6.17                          2.25                            3.88

   01/01/2009          01/12/2009                 4.64                          3.84                            3.96


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about January 30, 2009, which is the third business day following the Pricing Date(s) (this settlement cycle being referred to as "T+3"). See "Supplemental Plan of Distribution" in the prospectus supplement dated February 28, 2007.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus or prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus and prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus and prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                        $


                                   [RBC LOGO]


                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

   Direct Investment Notes Linked to a Basket of Infrastructure-Related Stocks


                                 January _, 2009